Exhibit 99.1 FOR IMMEDIATE RELEASE
Green Plains Reports Fourth Quarter and Full Year 2023 Financial Results

Results for the Fourth Quarter 2023:
•Net income attributable to Green Plains of $7.2 million, or EPS of $0.12 per diluted share
•EBITDA of $44.7 million
•Achieved platform utilization rate of 95% for the fourth quarter

Business Highlights:
•Completed acquisition of Green Plains Partners LP, streamlining operations, improving efficiencies and improving cash flow
•The Board of Directors is initiating a comprehensive strategic review process to explore all opportunities to enhance value
•Continued development of 60% protein sales, producing commercial quantities, with significant negotiations taking place for 2024 and 2025 volumes focused on unique uses in global aquaculture and pet food markets
•Achieved record renewable corn oil yield across the platform with continued upside in 2024
•First-ever commercial deployment of Clean Sugar Technology™ at Green Plains Shenandoah to begin commissioning during the first quarter
•Ongoing commercial negotiations for multi-year agreements for dextrose corn syrups are expected to be completed during the first quarter
•Diversification of decarbonization strategy, with three Nebraska facilities committed to carbon capture and sequestration (CCS) anticipated to become operational in 2025, four Iowa and Minnesota facilities anticipated to be operational in 2026 on a separate CCS system
•Strong liquidity position with $378.8 million of cash and cash equivalents, and restricted cash along with $251.0 million available under a committed revolving credit facility

OMAHA, Neb., Feb 7, 2024 (BUSINESS WIRE) - Green Plains Inc. (NASDAQ:GPRE) (“Green Plains” or the “company”) today announced financial results for the fourth quarter and full year 2023. Net income attributable to the company was $7.2 million, or $0.12 per diluted share for the fourth quarter compared to net loss attributable to the company of $38.6 million, or ($0.66) per diluted share, for the same period in 2022. Revenues for the quarter were $712.4 million compared with $914.0 million for the same period in the prior year. EBITDA was $44.7 million for the quarter compared to $5.7 million for the same period in 2022.

“The last half of 2023 has started to show the results of years of planning and execution to get our asset base and team ready for a further transition to higher-value, higher-margin products,” said Todd Becker, President and Chief Executive Officer. “During the fourth quarter, we achieved a 95% utilization rate which contributed to another solid financial performance. We continue to see the positive impact from Ultra-High Protein production and expanded renewable corn oil yields over each of the last two quarters, and we believe we can continue to optimize our asset base to higher utilization in the future.”

“Since we started our transformation path to 2025, while our product and innovation portfolio continues to evolve, the upside opportunity from decarbonization is in sight and we are more optimistic than ever,” added Becker. “We believe our Nebraska platform is in an advantaged position to capitalize on incentives to reduce our carbon intensity, and is ideally situated to participate in the early days of the 45Z Clean Fuel Production Credit. We believe that our Nebraska asset base could have a significant early advantage and could further benefit after taking into consideration the potential for alcohol-to-jet sustainable aviation fuel. We believe our diversified decarbonization strategy will be a strong contributor to our future earnings potential with our first facilities positioned to begin carbon capture in 2025.”

“We are nearing completion of three instrumental projects that will help define our path to true biorefineries with recurring, higher quality earnings streams,” added Becker. “Our first commercial-scale clean sugar facility is anticipated to begin commissioning during the first quarter of 2024. We believe CST is a game changer and as we begin to ship low carbon-intensity dextrose to support the emerging bio-economy, food companies and industrial users, we will demonstrate the true potential of our technology and production platform. Our joint venture to build the world’s largest MSC high-protein facility with Tharaldson Ethanol is in the process of commissioning and is anticipated to begin full production in the coming months, further expanding our capacity for Ultra-High Protein. Last but certainly not least, construction of the facility combining MSC technology with Shell Fiber Conversion Technology is anticipated to be completed this quarter. This novel, disruptive technology aims to become a powerful processor of agricultural feedstocks to liberate the remaining high-value proteins, vegetable oil feedstocks, and cellulosic sugars to be used in food, fuel and feed products globally.”

“As we close out a solid second half of 2023, we are seeing the fruits of our investments and the dedication of our employees,” added Becker. “The progress we made in the second half of last year, from consistent operations and deployment of new technology, leave us well-positioned to continue the execution of our long-term vision to add more value to every bushel of corn we process, through our high protein ingredients and renewable corn oil, capture of biogenic carbon dioxide and conversion of a portion of the starch into low-CI dextrose.”

“In light of our progress, the buy-in of the partnership and these positive catalysts on the horizon, the Board has decided to review the company’s strategic alternatives to determine the best way for Green Plains and its shareholders to realize the full value of the transformation we have made and are continuing to make,” concluded Becker.

Full Year Highlights and Recent Developments:
•Began development of a novel Sustainable Aviation Fuel technology through a joint venture, Blue Blade Energy, with United Airlines and Tallgrass
•Published third annual Sustainability Report, providing updates on progress toward emissions reduction, governance and other goals
•Successfully completed full scale 60% protein production runs using Fluid Quip Technologies’ MSC™ system combined with biological solutions
•Expanded protein sales to customers in North America, South America and Asia Pacific across multiple species
•Announced technology collaboration with Equilon Enterprises LLC to deploy Shell Fiber Conversion Technology, with construction nearing completion at Green Plains York

Results of Operations
Green Plains’ ethanol production segment sold 215.7 million gallons of ethanol during the fourth quarter of 2023, compared with 225.2 million gallons for the same period in 2022. The consolidated ethanol crush margin was $49.7 million for the fourth quarter of 2023, compared with $7.9 million for the same period in 2022. The consolidated ethanol crush margin is the ethanol production segment’s operating income before depreciation and amortization, which includes renewable corn oil and Ultra-High Protein, plus intercompany storage, transportation, nonrecurring decommissioning costs, nonethanol operating activities and other fees, net of related expenses.

Consolidated revenues decreased $201.7 million for the three months ended December 31, 2023, compared with the same period in 2022, primarily due to lower average selling prices and lower volumes sold on ethanol, distillers grains and renewable corn oil within our ethanol production segment. Revenues were also lower within our agribusiness and energy services segment as a result of decreased trading margins.

Net income attributable to Green Plains increased $45.8 million and EBITDA increased $39.0 million for the three months ended December 31, 2023, compared with the same period last year, primarily due to higher margins in our ethanol production segment. Interest expense increased $2.2 million for the three months ended December 31, 2023 compared with the same period in 2022. Income tax benefit was $0.3 million for the three months ended December 31, 2023 compared with income tax expense of $4.9 million for the same period in 2022, primarily due to a decrease in the valuation allowance recorded against certain deferred tax assets for the three months ended December 31, 2023.

Segment Information
The company reports the financial and operating performance for the following three operating segments: (1) ethanol production, which includes the production of ethanol, distillers grains, Ultra-High Protein and renewable corn oil, (2) agribusiness and energy services, which includes grain handling and storage, commodity marketing and merchant trading for company-produced and third-party ethanol, distillers grains, Ultra-High Protein, renewable corn oil, grain, natural gas and other commodities and (3) partnership, which includes fuel storage and transportation services. Intercompany fees charged to the ethanol production segment for storage and logistics services, grain procurement and product sales are included in the partnership and agribusiness and energy services segments and eliminated upon consolidation. Third-party costs of grain consumed and revenues from product sales are reported directly in the ethanol production segment.

Strategic Review
The Board of Directors has initiated a formal review process to evaluate strategic alternatives for the Company. This comprehensive evaluation is intended to explore a broad range of opportunities for the Company to enhance long-term shareholder value, including, but not limited to, acquisitions, divestitures, a merger or sale, partnerships and financings.

There is no deadline or definitive timetable for completion of the strategic review process, and there can be no assurances that the process will result in a transaction or any other outcome. The Company does not intend to make any further public comment regarding the review until the Board has approved a specific action or otherwise determines that additional disclosure is appropriate or required.

GREEN PLAINS INC.
SEGMENT OPERATIONS
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Var.	2023	2022	% Var.
Revenues
Ethanol production	$620,273	$760,458	(18.4)%	$2,815,873	$3,070,192	(8.3)%
Agribusiness and energy services	97,613	159,582	(38.8)	500,903	615,615	(18.6)
Partnership	19,640	20,947	(6.2)	81,083	79,767	1.6
Intersegment eliminations	(25,134)	(26,944)	(6.7)	(102,116)	(102,725)	(0.6)
	$712,392	$914,043	(22.1)%	$3,295,743	$3,662,849	(10.0)%

Gross margin
Ethanol production	$45,234	$2,316	*%	$64,581	$1,826	*%
Agribusiness and energy services	14,818	14,649	1.2	46,127	52,665	(12.4)
Partnership	19,640	20,947	(6.2)	81,083	79,767	1.6
Intersegment eliminations	257	1,800	(85.7)	114	3,580	(96.8)
	$79,949	$39,712	101.3%	$191,905	$137,838	39.2%

Depreciation and amortization
Ethanol production	$22,358	$22,444	(0.4)%	$89,537	$81,545	9.8%
Agribusiness and energy services	477	1,252	(61.9)	2,360	3,466	(31.9)
Partnership	751	1,178	(36.2)	3,175	4,093	(22.4)
Corporate activities	747	1,811	(58.8)	3,172	3,594	(11.7)
	$24,333	$26,685	(8.8)%	$98,244	$92,698	6.0%

Operating income (loss)
Ethanol production (1)	$10,828	$(29,991)	(136.1)%	$(66,931)	$(117,764)	(43.2)%
Agribusiness and energy services	10,488	10,521	(0.3)	28,100	36,415	(22.8)
Partnership	12,115	11,793	2.7	46,859	47,699	(1.8)
Intersegment eliminations	257	1,800	(85.7)	114	3,580	(96.8)
Corporate activities (2)	(17,420)	(17,130)	1.7	(69,720)	(68,878)	1.2
	$16,268	$(23,007)	(170.7)%	$(61,578)	$(98,948)	(37.8)%

Adjusted EBITDA
Ethanol production (1)	$32,970	$(8,102)	*%	$26,769	$(8,619)	*%
Agribusiness and energy services	11,431	11,789	(3.0)	31,689	39,798	(20.4)
Partnership	13,296	13,154	1.1	51,678	52,429	(1.4)
Intersegment eliminations	257	1,800	(85.7)	114	3,580	(96.8)
Corporate activities (2)	(13,233)	(12,925)	2.4	(56,219)	(60,478)	(7.0)
EBITDA	44,721	5,716	*	54,031	26,710	102.3
Other income (3)	—	—	—	(3,440)	(27,712)	(87.6)
Loss (gain) on sale of assets, net	386	—	*	(5,265)	—	*
Proportional share of EBITDA adjustments to equity method investees	45	45	—	180	180	—
	$45,152	$5,761	*%	$45,506	$(822)	*%

(1) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $2.6 million for the three and twelve months ended December 31, 2023, and $12.3 million for the three and twelve months ended December 31, 2022.
(2) Corporate activities includes a $0.5 million loss on sale of assets and $4.1 million gain on sale of assets for the three and twelve months ended December 31, 2023, respectively.
(3) Other income includes grants received from the USDA related to the Biofuel Producer Program of $3.4 million and $27.7 million for the twelve months ended December 31, 2023 and 2022, respectively.

* Percentage variances not considered meaningful

GREEN PLAINS INC.
SELECTED OPERATING DATA
(unaudited, in thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Var.	2023	2022	% Var.

Ethanol production
Ethanol sold (gallons)	215,717	225,206	(4.2)%	840,819	872,133	(3.6)%
Distillers grains sold (equivalent dried tons)	479	563	(14.9)	1,933	2,213	(12.7)
Ultra-High Protein sold (tons)	66	22	200.0	223	67	232.8
Renewable corn oil sold (pounds)	72,934	77,228	(5.6)	279,861	281,730	(0.7)
Corn consumed (bushels)	74,152	78,038	(5.0)	289,267	301,868	(4.2)

Agribusiness and energy services (1)
Domestic ethanol sold (gallons)	257,443	259,287	(0.7)	1,083,017	948,971	14.1
Export ethanol sold (gallons)	1,053	15,786	(93.3)	6,746	137,835	(95.1)
	258,496	275,073	(6.0)	1,089,763	1,086,806	0.3

Partnership
Storage and throughput (gallons)	217,349	226,184	(3.9)%	846,622	875,601	(3.3)%

(1) Includes gallons from the ethanol production segment

GREEN PLAINS INC.
CONSOLIDATED CRUSH MARGIN
(unaudited, in thousands)

	Three Months Ended December 31,
	2023	2022

Ethanol production operating income (loss) (1)	$10,828	$(29,991)
Depreciation and amortization	22,358	22,444
Adjusted ethanol production operating income (loss)	33,186	(7,547)

Intercompany fees, net
Storage and logistics (partnership)	9,833	12,274
Marketing and agribusiness fees (2)	6,705	3,123
Consolidated ethanol crush margin	$49,724	$7,850
(1) Ethanol production includes an inventory lower of average cost or net realizable value adjustment of $2.6 million and $12.3 million for the three months ended December 31, 2023 and 2022, respectively.
(2) For the three months ended December 31, 2023 and 2022, includes $1.8 million and $2.9 million, respectively, for certain nonrecurring decommissioning costs and nonethanol operating activities.

Liquidity and Capital Resources
As of December 31, 2023, Green Plains had $378.8 million in total cash and cash equivalents, and restricted cash, and $251.0 million available under a committed revolving credit facility, which is subject to restrictions and other lending conditions. Total debt outstanding at December 31, 2023 was $599.7 million, including $105.9 million outstanding debt under working capital revolvers and other short-term borrowing arrangements and $56.0 million of non-recourse debt related to Green Plains Partners.

Conference Call Information
On February 7, 2024, Green Plains Inc. will host a conference call at 9 a.m. Eastern time (8 a.m. Central time) to discuss fourth quarter and full year 2023 operating results. Domestic and international participants can access the conference call by dialing 888.210.4215 and 646.960.0269, respectively, and referencing conference ID 5027523. Participants are advised to call at least 10 minutes prior to the start time. Alternatively, the conference call and presentation will be accessible on Green Plains’ website https://investor.gpreinc.com/events-and-presentations.

Non-GAAP Financial Measures
Management uses EBITDA, adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins to measure the company’s financial performance and to internally manage its businesses. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization excluding the change in right-of-use assets and debt issuance costs. Adjusted EBITDA includes adjustments related to our proportional share of EBITDA adjustments of our equity method investees, gains and losses related to the sale of assets, and other income associated with the USDA COVID-19 relief grant. Management believes these measures provide useful information to investors for comparison with peer and other companies. These measures should not be considered alternatives to net income or segment operating income, which are determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP calculations may vary from company to company. Accordingly, the company’s computation of adjusted EBITDA, segment EBITDA and consolidated ethanol crush margins may not be comparable with similarly titled measures of another company.

About Green Plains Inc.
Green Plains Inc. (NASDAQ:GPRE) is a leading biorefining company focused on the development and utilization of fermentation, agricultural and biological technologies in the processing of annually renewable crops into sustainable value-added ingredients. This includes the production of cleaner low carbon biofuels and renewable feedstocks for advanced biofuels. Green Plains is an innovative producer of Ultra-High Protein and novel ingredients for animal and aquaculture diets to help satisfy a growing global appetite for sustainable protein. For more information, visit www.gpreinc.com.

Forward-Looking Statements
All statements in this press release (and oral statements made regarding the subjects of this communication), including those that express a belief, expectation or intention, may be considered forward-looking statements (as defined in Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Without limiting the generality of the foregoing, forward-looking statements contained in this communication include statements relying on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of the company, which could cause actual results to differ materially from such statements. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The forward-looking statements may include, but are not limited to the expected future growth, dividends and distributions of the combined company after the merger; and plans and objectives of management for future operations. Forward-looking statements may be identified by words such as “believe,” “intend,” “expect,” “may,” “should,” “will,” “anticipate,” “could,” “estimate,” “plan,” “predict,” “project” and variations of these words or similar expressions (or the negative versions of such words or expressions). While the company believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: the failure to realize the anticipated results from the new products being developed; the failure to realize the anticipated costs savings or other benefits of the merger; local, regional and national economic conditions and the impact they may have on the company and its customers; disruption caused by health epidemics, such as the COVID-19 outbreak; conditions in the ethanol and biofuels industry, including a sustained decrease in the level of supply or demand for ethanol and biofuels or a sustained decrease in the price of ethanol or biofuels; competition in the ethanol industry and other industries in which we operate; commodity market risks, including those that may result from weather conditions; the financial condition of the company’s customers; any non-performance by customers of their contractual obligations; changes in customer, employee or supplier relationships resulting from the merger; changes in safety, health, environmental and other governmental policy and regulation, including changes to tax laws; risks related to acquisition and disposition activities and achieving anticipated results; risks associated with merchant trading; risks related to our equity method investees; the results of any reviews, investigations or other proceedings by government authorities; and the performance of the company.

The foregoing list of factors is not exhaustive. The forward-looking statements in this press release speak only as of the date they are made and the company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities and other applicable laws. We have based these forward-looking statements on our current expectations and assumptions about future events. While the company’s management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the company’s control. These risks, contingencies and uncertainties relate to, among other matters, the risks and uncertainties set forth in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”), and any subsequent reports filed by the company with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

GREEN PLAINS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2023	2022
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$349,574	$444,661
Restricted cash	29,188	55,615
Accounts receivable, net	94,446	108,610
Income taxes receivable	822	1,286
Inventories	215,810	278,950
Other current assets	42,890	39,628
Total current assets	732,730	928,750
Property and equipment, net	1,021,928	1,029,327
Operating lease right-of-use assets	73,993	73,244
Other assets	110,671	91,810
Total assets	$1,939,322	$2,123,131

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$186,643	$234,301
Accrued and other liabilities	57,029	44,443
Derivative financial instruments	10,577	47,941
Operating lease current liabilities	22,908	20,721
Short-term notes payable and other borrowings	105,973	137,678
Current maturities of long-term debt	1,832	1,838
Total current liabilities	384,962	486,922
Long-term debt	491,918	495,243
Operating lease long-term liabilities	53,879	55,515
Other liabilities	18,507	24,385
Total liabilities	949,266	1,062,065

Stockholders' equity
Total Green Plains stockholders' equity	843,733	910,031
Noncontrolling interests	146,323	151,035
Total stockholders' equity	990,056	1,061,066
Total liabilities and stockholders' equity	$1,939,322	$2,123,131

GREEN PLAINS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenues	$712,392	$914,043	$3,295,743	$3,662,849

Costs and expenses
Cost of goods sold (excluding depreciation and amortization expenses reflected below)	632,443	874,331	3,103,838	3,525,011
Operations and maintenance expenses	6,122	7,146	27,154	25,158
Selling, general and administrative expenses	32,840	28,888	133,350	118,930
Loss (gain) on sale of assets	386	—	(5,265)	—
Depreciation and amortization expenses	24,333	26,685	98,244	92,698
Total costs and expenses	696,124	937,050	3,357,321	3,761,797
Operating income (loss)	16,268	(23,007)	(61,578)	(98,948)

Other income (expense)
Interest income	3,304	2,637	11,707	5,277
Interest expense	(8,674)	(6,460)	(37,703)	(32,642)
Other, net	915	(782)	5,225	27,612
Total other income (expense)	(4,455)	(4,605)	(20,771)	247
Income (loss) before income taxes and income from equity method investees	11,813	(27,612)	(82,349)	(98,701)
Income tax benefit (expense)	264	(4,893)	5,617	(4,747)
Income (loss) from equity method investees	(99)	183	433	71
Net income (loss)	11,978	(32,322)	(76,299)	(103,377)
Net income attributable to noncontrolling interests	4,745	6,294	17,085	23,841
Net income (loss) attributable to Green Plains	$7,233	$(38,616)	$(93,384)	$(127,218)

Earnings per share
Net income (loss) attributable to Green Plains - basic and diluted	$0.12	$(0.66)	$(1.59)	$(2.29)

Weighted average shares outstanding
Basic and diluted	58,913	58,482	58,814	55,541

GREEN PLAINS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Twelve Months Ended December 31,
	2023	2022
Cash flows from operating activities
Net loss	$(76,299)	$(103,377)
Noncash operating adjustments
Depreciation and amortization	98,244	92,698
Gain on sale of assets, net	(5,265)	—
Inventory lower of average cost or net realizable value adjustment	2,627	12,323
Other	10,640	17,679
Net change in working capital	26,399	50,386
Net cash provided by operating activities	56,346	69,709

Cash flows from investing activities
Purchases of property and equipment, net	(108,093)	(212,366)
Proceeds from the sale of marketable securities	—	124,523
Proceeds from the sale of assets, net	25,403	—
Investment in equity method investees	(24,206)	(17,409)
Net cash used in investing activities	(106,896)	(105,252)

Cash flows from financing activities
Net proceeds (borrowings) - long term debt	(4,838)	43,249
Net borrowings - short-term borrowings	(32,786)	(35,099)
Other	(33,340)	(33,290)
Net cash used in financing activities	(70,964)	(25,140)

Net change in cash and cash equivalents, and restricted cash	(121,514)	(60,683)
Cash and cash equivalents, and restricted cash, beginning of period	500,276	560,959
Cash and cash equivalents, and restricted cash, end of period	$378,762	$500,276

Reconciliation of total cash and cash equivalents, and restricted cash
Cash and cash equivalents	$349,574	$444,661
Restricted cash	29,188	55,615
Total cash and cash equivalents, and restricted cash	$378,762	$500,276

GREEN PLAINS INC.
RECONCILIATIONS TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$11,978	$(32,322)	$(76,299)	$(103,377)
Interest expense	8,674	6,460	37,703	32,642
Income tax expense (benefit)	(264)	4,893	(5,617)	4,747
Depreciation and amortization (1)	24,333	26,685	98,244	92,698
EBITDA	44,721	5,716	54,031	26,710
Other income (2)	—	—	(3,440)	(27,712)
Loss (gain) on sale of assets, net	386	—	(5,265)	—
Proportional share of EBITDA adjustments to equity method investees	45	45	180	180
Adjusted EBITDA	$45,152	$5,761	$45,506	$(822)

(1) Excludes amortization of operating lease right-of-use assets and amortization of debt issuance costs.
(2) Other income includes grants received from the USDA related to the Biofuel Producer Program of $3.4 million and $27.7 million for the twelve months ended December 31, 2023 and 2022, respectively.

Green Plains Inc. Contacts
Investors: Phil Boggs | Executive Vice President, Investor Relations | 402.884.8700 | phil.boggs@gpreinc.com
Media: Lisa Gibson | Communications Manager | 402.952.4971 | lisa.gibson@gpreinc.com

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